                           ASSET PURCHASE AGREEMENT
                           ------------------------


          THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 26th day of September, 1997, by and among (i) AMERICAN FOODSERVICE DISTRIBUTORS, a California corporation (the "Buyer"), (ii) ORLANDO FOODSERVICE, INC. and CAPRICORN FOODS OF CENTRAL FLORIDA, INC., each of which is a Florida corporation (the "Companies"), (iii) MICHAEL G. ALTIF ("Altif"), and
(iv) FREDERICK COE ("Coe") (Altif and Coe, collectively, the "Shareholders").

                                   RECITALS
                                   --------

          A. The Shareholders own all of the outstanding shares of the Companies.

          B. The Companies are engaged in the wholesale distribution of food and related equipment and supplies in Central Florida (the "Business") and is interested in selling substantially all of its assets and discontinuing the Business.

          C. Buyer desires to purchase and the Companies desires to sell substantially all of the Companies' assets, on the terms and conditions set forth below.

          ACCORDINGLY, in consideration of the foregoing and the mutual covenants set forth below, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.   PURCHASE AND SALE OF ASSETS.
          ---------------------------

     1.1  Transfer of Purchased Assets.  In consideration of the payment of the
          ----------------------------
purchase price set forth in Section 1.5 below, the Companies shall sell, assign and deliver to Buyer, on the Closing Date (as defined in Section 2.1 below), free and clear of any and all liens, charges, claims, encumbrances, pledges, security interests, community property rights, equities, liabilities, debts, obligations, restrictions on transfer or other defects in title of any kind or nature, whether known or unknown, fixed or contingent, except for the Assumed Liabilities (as defined in Section 1.3 below), and Buyer shall purchase and accept, all assets, properties, rights, titles and interests of every kind and nature owned or leased by the Companies and used in connection with the Business as of the Closing Date, whether tangible or intangible, real or personal, and wherever located and by whomever possessed (the "Purchased Assets"), including, without limitation, the following, but excluding the Excluded Assets (as defined in Section 1.2 below):

     (a)  all deposits, cash and cash equivalents, securities and investments;

     (b)  all accounts and notes receivable, whether or not evidenced by a note;

     (c) all prepayments, prepaid taxes and expenses, credits and deferred charges;

     (d) all interests in real property (including, without limitation, land, buildings, fixtures and improvements thereon, and easements, licenses, rights of way, permits and other appurtenants thereto) whether owned in fee, leased, subleased or otherwise;

     (e) all raw materials, packaging, spare parts, work-in-process, finished goods, inventories and supplies;

     (f) all machinery, equipment, computers, telephone systems, furniture, automobiles, trucks, tractors, trailers, vehicles and other tangible personal property;

     (g) all rights, title and interests in and to all patents, copyrights, trademarks, trade names, service marks, service names, logos, and identifying marks and styles, including, without limitation, the names "Orlando Foodservice" and "Capricorn Foods of Central Florida" and any variant thereof;

     (h) all rights under the contracts, agreements, orders, leases, licenses and arrangements listed on Schedule 1.1(h) hereto, to the extent
                                     ---------------
          assignable;

     (i) all rights under all permits, licenses, variances, approvals and other authorizations obtained from foreign, federal, state or local governments or governmental agencies or other similar rights, to the extent assignable;

     (j) all claims, insurance, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature, other than those relating exclusively to the Excluded Assets or the Excluded Liabilities;

     (k) all insurance, warranty and condemnation proceeds received after the date hereof with respect to damage, non-conformance or loss to the Purchased Assets;

     (l) all books, ledgers, files, documents, correspondence, brochures, lists, studies, reports, data, business records and other printed or written materials (including, without limitation, records pertaining to past and current customer accounts, suppliers, distributors, personnel and agents);

     (m) all rights to receive mail and other communications addressed to the Companies (including, without limitation, the payments for accounts or notes receivable);

     (n) all rights, title and interests in and to all confidential business and technical information, trade secrets and proprietary rights of the Business; and

     (o)  the Business and all goodwill associated therewith.

     1.2    Excluded Assets.  Notwithstanding the foregoing, the following
            ---------------
assets are expressly excluded from the purchase and sale contemplated hereby (the "Excluded Assets") and, as such, are not included in the Purchased Assets:

     (a) the Companies' and the Shareholders' rights under or pursuant to this Agreement;

     (b) all minute books, stock books, corporate seal and other corporate records that relate exclusively to the Companies' organization, existence and capitalization;

     (c) all contracts, agreements, orders, leases, licenses and arrangements which are not expressly specified to be assumed by the Buyer or which are not transferable to Buyer;

     (d) all claims, insurance, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment that relate exclusively to the Excluded Assets or the Excluded Liabilities; and

     (e)  certain notes payable listed on Schedule 3.5 hereto which are marked
                                          ------------
          "not included"; and

     (f) the right to receive mail and other communications addressed to the Companies that relates exclusively to the Excluded Assets or the Excluded Liabilities.

     1.3  Limited Assumption of Liabilities.  Subject to the terms and
          ---------------------------------
conditions of this Agreement, from and after the Closing Date, Buyer shall assume and agree to pay, defend, discharge and perform as and when due only the following specific liabilities and obligations of the Companies which relate exclusively to the Business (the "Assumed Liabilities"):

     (a)  certain of the Companies' notes payable listed on Schedule 1.3(b)
                                                            ---------------
          hereto;

     (b) all liabilities and obligations under the contracts, agreements, orders, leases, licenses and arrangements expressly assumed by and transferred to Buyer on the Closing Date, but excluding any liabilities or obligations relating to or arising out of (i) any breach or default occurring thereunder on or prior to the Closing Date, (ii) any violation of law, tort or infringement occurring with respect thereto on or prior to the Closing Date, or (iii) any related action, complaint, proceeding, investigation, claim or demand; and

     (c) all current liabilities of the Companies, reflected on the Companies' balance sheet as at the Financials Date (as defined below) which have not been discharged or paid and such additional liabilities of the same kind and type which have subsequently arisen in the ordinary course of business consistent with past business practices.

     1.4  Excluded Liabilities.  Notwithstanding anything to the contrary
          --------------------
contained in this Agreement and regardless of whether such liability or obligation is disclosed herein or on any Exhibit or

Schedule hereto, Buyer shall not assume or in any way be responsible or liable for any liabilities or obligations of the Companies or the Shareholders or any other liabilities or obligations whatsoever related to the operation of the Business or condition of the Purchased Assets at any time on or prior to the Closing Date (the "Excluded Liabilities"), except as specifically provided in subsections (a) - (c) of Section 1.3 above. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, without limitation:

     (a) all obligations, commitments or liabilities of or claims against the Companies and/or the Shareholders, arising out of or in connection with the transfer and sale of the Purchased Assets hereunder;

     (b) all license fees, sales taxes, and the documentary stamps on the promissory note described in Section 1.5(c) below shall be at the expense of the new division of Buyer;

     (c) all liabilities and obligations for foreign, federal, state or local taxes arising from the operation of the Business on or prior to the Closing Date or as a result of the consummation of the transactions contemplated by the Agreement;

     (d) all liabilities and obligations for any damage or injury to person or property arising from the ownership, possession or use of any products manufactured or sold by the Companies on or prior to the Closing Date;

     (e) all liabilities and obligations arising from the operation of the Business on or prior to the Closing Date in connection with any law, statute, rule, regulation, order or decree of any foreign, federal, state or local governmental or regulatory authority (including, without limitation, those relating to business conduct, public health and safety, occupational health and safety and the environment);

     (f) all liabilities and obligations related to employees, agents, independent contractors and consultants of the Companies incurred on or prior to the Closing Date (including, without limitation, all accrued vacation and sick pay and all other obligations under any employee benefit plans); and

     (g) all liabilities and obligations of the Companies and/or any Shareholder whatsoever not expressly assumed by Buyer in accordance with subsections (a) - (c) of Section 1.3 above.

     1.5  Purchase Price.  The total purchase price (the "Purchase Price") for
          --------------
the Purchased Assets to be acquired by Buyer on the Closing Date shall consist of the following:

     (a)  the sum of the assumption of the Assumed Liabilities;

     (b) A check for One Million Three Hundred Twenty-Five Dollars ($1,325,000.00) to be delivered at the Closing;

     (c) Five Hundred Thousand Dollars ($500,000) in the form of a promissory note bearing interest at the rate of six and one-half percent (6.5%) per annum, guaranteed by AFD's parent corporation, Smart & Final Inc., due and payable in four equal annual installments commencing on the first anniversary date of the closing of the transaction; and

     (d) the additional amounts to be calculated and paid as provided on Exhibit A hereto (the "Additional Purchase Price Payments"), there being no certainty or guarantee that any Additional Purchase Price Payments shall be payable hereunder.

     1.6    Allocation of Purchase Price.  The parties agree to allocate the
            ----------------------------
Purchase Price among the Purchased Assets for purposes of federal and state income and franchise taxes in the manner provided on Exhibit B hereto.
                                                     ---------

     2.     THE CLOSING.
            -----------

     2.1    The Closing.  The purchase and sale of the Purchased Assets shall
            -----------
take place at 10:00 a.m. (local time) on September 26, 1997, at the offices of Buyer or at such other time and place as may be mutually agreed upon in writing by Buyer, the Companies and the Shareholders. The time and date of purchase and sale, as the same may be postponed or accelerated from time to time, are referred to in this Agreement as the "Closing" and the "Closing Date," respectively.

     2.2    Deliveries to be Made at Closing.  On the Closing Date, the
            --------------------------------
Companies and the Shareholders shall deliver to Buyer such deeds, warranty bills of sale, assignments and other instruments satisfactory to Buyer and its counsel as are necessary or desirable to transfer the Purchased Assets, against receipt of such assumption agreements satisfactory to the Companies and the Shareholders and their counsel as are necessary or desirable to assume the Assumed Liabilities, and the parties shall deliver the other items contemplated by Sections 6 and 7. All deliveries shall be considered to have taken place simultaneously as a single transaction, and no delivery shall be considered to have been made until all deliveries are completed. With respect to any Purchased Assets sold hereunder which cannot be physically delivered at the Closing because they are in the possession of third parties, the Companies shall give irrevocable instructions to such third parties that all rights, title and interests in such Purchased Assets have been vested in Buyer.

     3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.
            ------------------------------------------------------------------

               The Companies and each Shareholder, jointly and severally, represents and warrants to Buyer as follows:

     3.1    Ownership of the Purchased Assets.  The Companies have good and
            ---------------------------------
marketable title to all the Purchased Assets. The Purchased Assets are owned by the Companies, and at the Closing will be delivered to Buyer, free and clear of any and all liens, charges, claims, encumbrances, pledges, security interests, community property rights, equities, liabilities, debts, obligations, restrictions on transfer or other defects in title of any kind or nature, whether known or unknown, fixed or contingent, except for the Assumed Liabilities.

     3.2    Authority to Enter Agreement; Enforceability.  The Companies and
            --------------------------------------------
each Shareholder have the right, power, legal capacity and authority to enter into and to carry out the terms and provisions of this Agreement (including, without limitation, the sale and delivery of the Purchased Assets being sold pursuant to this Agreement) and the other agreements to be entered into by the Companies and/or that Shareholder in connection with the consummation of this Agreement without obtaining the approval or consent of any other party or authority, and this Agreement and such other agreements constitute the legal, valid and binding agreements of each of the Companies and each of the Shareholders, enforceable against it or him in accordance with their respective terms.

     3.3    Organization and Standing.  The Companies are each corporations duly
            -------------------------
organized, validly existing and in good standing under the laws of the State of Florida with full power and authority (corporate and other) to own, lease and operate its property and carry on the Business as now conducted. The Companies are currently doing business in those jurisdictions set forth on Schedule 3.3A,
                                                                 -------------
and are qualified to do business in each such jurisdiction. The Companies' books and records (including, without limitation, the minute books, stock books and stock ledger) are complete and correct in all material respects and fairly reflect the conduct of the Business. Attached hereto as Schedule 3.3B are
                                                         -------------
complete copies of the Companies' Articles of Incorporation and By-Laws, as amended to date.

     3.4    Subsidiaries.  The Companies have no subsidiaries (that is, a
            ------------
corporation or other entity in which it has an equity interest or over which it is in a position to exercise control, directly or indirectly).

     3.5    Financial Statements.  Schedule 3.5 to this Agreement contains the
            --------------------   ------------
Companies' consolidated balance sheets as at June 30, 1997, and its related consolidated statements of income and retained earnings and statements of cash flows for the period ended June 30, 1997. The foregoing financial statements
(i) are in accordance with the books and records of the Companies and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and (ii) fairly present the Companies' financial condition and results of operations and cash flows as at the dates and for the periods specified. The Companies have no liabilities or obligations, whether contingent or absolute, direct or indirect, matured or unmatured, which are not shown or provided for on Schedule 3.5, except those incurred in the ordinary course of business since June 30, 1997, and the Companies and the Shareholders know of no basis for the assertion of any such liabilities or obligations. June 30, 1997, which is the date of the most recent unaudited balance sheet, is sometimes referred to below as the "Financials Date".

     3.6    Absence of Certain Changes.  Since the Financials Date, except as
            --------------------------
disclosed on Schedule 3.6 to this Agreement, there has not been:
             ------------

     (a) any change in the condition (financial or other), net worth, assets, liabilities, capitalization, prospects, business, properties or results of operations of the Companies other than changes (i) described in the Schedules to this Agreement or (ii) made or incurred in the ordinary course of business;

     (b) any employment or other contracts or commitments entered into by the Companies, except as described in the Schedules to this Agreement;

     (c) any sale, assignment, transfer or other disposition of any assets or properties, the latest cost of which on the accounting records of the Companies exceeds $10,000, excluding any inventory or supplies disposed of in the ordinary course of business consistent with past practices;

     (d) any capital expenditure, capital addition or capital improvement involving an amount in excess of $10,000;

     (e) any mortgage, lien, pledge, encumbrance, or security interest created on any property or asset, tangible or intangible, except purchase money security interests created in the ordinary course of business consistent with past practices;

     (f) any dividend or other distribution declared, paid or made or agreed to on any shares of common stock of the Companies, or any purchase or redemption of, or any agreement for the purchase or redemption of, any such shares;

     (g) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, Business or prospects of the Companies;

     (h) any increase in the compensation payable or to become payable by the Companies to any officer, director or other employee, agent, independent contractor or consultant or any Shareholder, or any declaration, payment, commitment or obligation of any kind for the payment by the Companies of any bonus, additional salary or compensation, any worker compensation claims or any retirement, termination or severance benefits, to officers, directors, employees, agents, independent contractors, consultants or Shareholders, other than pursuant to existing written commitments of the Companies otherwise disclosed in the Schedules to this Agreement;

     (i) any change in the amount of any notes or other obligations payable by the Companies to officers, directors, employees, agents, independent contractors, consultants or Shareholders;

     (j) any labor disturbances adversely affecting or threatening the Business or operations of the Companies;

     (k) any revocation or termination, or any notice of any threatened revocation or termination, of any permit or license issued to the Companies or, to the extent the Companies' Busi-ness or prospects may be materially and adversely affected by such termination, to any of its employees, independent contractors, consultants or agents;

     (l) any loan by the Companies to any person or entity (except for normal extension of trade credit and reasonable and customary advances for business related expenses incurred in the ordinary course of business) or any guaranty by the Companies of any loan;

     (m) any change or anticipated change in the relationship between the Companies and any of its customers, vendors, suppliers, employees, agents, independent contractors or consultants which materially and adversely affects the properties, prospects or business of the Companies;

     (n) any other event or condition which has adversely affected the properties, business or prospects of the Companies; or

     (o) any agreement or commitment obligating the Companies to do any of the things set forth in this Section 3.6.

     3.7    Accounts Receivable.  Schedule 3.7 to this Agreement contains a
            -------------------   ------------
complete and accurate list of the Companies' accounts receivable as at the Financials Date, together with an accurate aging thereof. Said accounts receivable and all accounts receivable which have arisen since the Financials Date (i) are valid and enforceable claims for the sales and services which give rise to such accounts, and (ii) are subject to no defenses or offsets and are fully collectible in the ordinary course of business without resort to legal proceedings, subject to any reserves contained in the financial statements contained in Schedule 3.5 to this Agreement.
             ------------

     3.8    Inventories.  All inventories reflected on the Companies' unaudited
            -----------
balance sheet as at the Financials Date and all inventories which have been acquired since that date are stated on the Companies' books and records at the lower of average cost or market and are in good and salable condition and are not obsolete.

     3.9    Prepaid Items, Accounts Payable and Accrued Expenses.  The
            ------------------------------------------- --------
Companies' unaudited balance sheet as at the Financials Date presents fairly the prepaid items, accounts payable and accrued expenses of the Companies as at and for the Financials Date. All prepaid items, accounts payable and accrued expenses incurred after the Financials Date were incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

    3.10    Tax Matters.  The Companies have each properly prepared and filed
            -----------
returns for and paid in full all federal, state, local and foreign taxes, assessments, additions to taxes, penalties and interest with respect thereto, to the extent such filings and payments are required prior to the Closing Date and there is no known outstanding or proposed deficiency or assessment by any federal, state, local or foreign government with respect to any tax period.
The amounts set up as reserves for taxes on the financial statements contained in Schedule 3.5 to this Agreement are sufficient for the payment of all accrued
   ------------
and unpaid federal income, accumulated earnings or other federal taxes, and state, local or foreign income, franchise, real property, personal property, sales, use, withholding and all other taxes imposed on the either of the Companies or their property or payable by either of them, including interest, additions to taxes and penalties, if any, with respect thereto, whether known or unknown and whether disputed or not, as of the Closing Date, the dates of the respective financial statements and for all periods prior thereto. The Companies' federal, state and local tax returns have not been audited , and neither the Companies nor either Shareholder are aware of any proposed audit by the Internal Revenue Service or any foreign, state or local taxing authority. The Companies have not made a Section 341(f) election under the Internal Revenue Code of 1986, as amended. The Companies have provided Buyer with true and complete copies of all federal, state, local and foreign tax returns filed by the Companies as of December 31, 1996, including all amendments and adjustments, if any, to such returns.

    3.11    Employees, Agents, Independent Contractors and Consultants;
            -----------------------------------------------------------
Collective Bargaining Agreements.  Schedule 3.11 to this Agreement contains a
--------------------------------   -------------
true and complete list of all employees, agents, independent contractors and consultants of the Companies, their respective rates of compensation, any increases in such rates contemplated by existing contractual arrangements and all bonuses, deferred compensation, profit-sharing, pension, retirement, vacation or other compensation benefits to which they are, or may in the future become, entitled pursuant to existing contractual arrangements or Companies practices. The Companies have paid in full to all employees, agents, independent contractors and consultants all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, except for such payments as are not yet due. The Companies are in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, employee benefit plans and taxes (including withholding taxes) relating to employment or to personal services provided to the Companies. No employee, agent, independent contractor or consultant of the Companies is in material violation of any employment agreement, consulting agreement, proprietary information nondisclosure agreement or any other contract or agreement with the Companies or, to the best of the Companies' and the Shareholders' knowledge, such an agreement or contract with any previous employer or other third party. Neither the Companies nor any Shareholder have any knowledge or information to the effect that any of the Companies' employees intend to terminate his or her employment relationship with the Companies or that any of the Companies' agents, independent contractors or consultants intend to terminate his or her contractual relationship with the Companies. There are no agreements, commitments or other obligations of the Companies, whether oral or written, which would prevent or obstruct the dismissal of any of the Companies' employees, agents, independent contractors or consultants.

    3.12    Real Property.  Schedule 3.12A to this Agreement contains a true and
            -------------   --------------
complete description of all land, easements, rights-of-way, plants, warehouses, office buildings, stores and other buildings and real property owned, leased, rented or occupied by the Companies. All such real property owned, leased, rented or occupied by the Companies is owned, leased, rented or occupied free and clear of all mortgages, security interests, liens, pledges, charges, encumbrances, claims, liabilities, debts, equities, restrictions on transfer or other defects in title of any kind or nature. All such real property owned, leased, rented or occupied by the Companies complies in all material respects with all applicable federal, state and local land use, zoning, subdivision, building, earthquake hazard reduction, health, safety, environmental and other laws, statutes, ordinances, rules and regulations. All buildings and all fixtures, mechanical systems and roofs and structural systems in such buildings are in good operating condition and repair, ordinary wear and tear excepted. Schedule 3.12B to this Agreement
                                             --------------
contains a true and complete list of all leases entered into by the Companies with respect to such property. Such leases are in full force and effect and are enforceable in accordance with their terms. Except as set forth on Schedule
                                                                   --------
3.12B to this Agreement, none of such leases have been amended or modified.
-----
Neither the Companies nor, to the best of the Companies' and the Shareholders' knowledge, the other parties thereto are in material breach or default under any of such leases; and no event has occurred which with notice or lapse of time, or both, could constitute a material breach or default by the Companies or, to the best of the Companies' and the Shareholders' knowledge, the other parties thereto under such leases or could accelerate any obligation or create any lien or encumbrance under such leases. The Companies have not assigned any of their interests in such leases or sublet any portion of the leased premises covered by such leases. No claim has been asserted or, to the best of the Companies' and the Shareholders' knowledge, exists that is adverse to the rights of the Companies to the continued possession of the leased premises under such leases. The existing Lease to the Companies' premises at 2450 Shader Road, Orlando, Florida, has expired and the Companies are currently on a month-to-month lease.

     3.13 Tangible Personal Property.  Section 3.13A to this Agreement contains
          --------------------------   -------------
a true and complete list describing and specifying the location of all vehicles, equipment, furniture, fixtures, leasehold improvements and all other tangible personal property or assets, used, owned, possessed or leased by, or in the possession of, the Companies in connection with the Business that have book values of $10,000 or more. Except as set forth in Schedule 3.13B to this
                                                   --------------
Agreement, all personal property owned, used, possessed or leased by the Companies is owned, used, possessed or leased by the Companies free and clear of all material liens, claims, charges, pledges, security interests, encumbrances, liabilities, debts, equities, restrictions on transfer or other defects in title of any kind or nature. All items of personal property owned, used, possessed or leased by the Companies are in good operating condition and repair, normal wear and tear excepted. All leases pursuant to which the Companies holds any items of personal property are listed on Schedule 3.13B to this Agreement and are in
                                   --------------
full force and effect and are enforceable in accordance with their terms.
Except as set forth on Schedule 3.13B, none of such leases have been amended or
                       --------------
modified. Neither the Companies nor, to the best of the Companies' and the Shareholders' knowledge, the other parties thereto are in material breach or default under any of such leases; and no event has occurred which with notice or lapse of time, or both, could constitute a material breach or default by Companies or, to the best of the Companies' and the Shareholders' knowledge, the other parties thereto under such leases or could accelerate any obligation or create any lien or encumbrance under such leases. The Companies has not assigned any of its interest in such leases. No claim has been asserted or, to the best of the Companies' and the Shareholders' knowledge, exists that is adverse to the rights of the Companies to the continued possession of the leased property under such leases.

    3.14    Intangible Property.  Section 3.14 to this Agreement contains a true
            -------------------   ------------
and complete list of all patents, copyrights, trademarks, service marks, trade names, logos and identifying marks and styles used by the Companies in connection with the Business (the "Intangible Property"). Except as disclosed on Schedule 3.14 to this Agreement, each of the Companies owns and has the full
   -------------
right to
use its name and all the Intangible Property in each jurisdiction in which it conducts business. Neither of the Companies has infringed or is currently infringing any trade mark, service mark, trade name, patent, copyright, logo or identifying mark, or wrongfully using any trade secret, of any third party.

    3.15    Contracts and Agreements.  Schedule 3.15  contains a true and
            ------------------------   -------------
complete list of the following agreements, contracts, leases (other than the leases already listed on Schedule 3.12 and Schedule 3.13 to this Agreement) or
                         -------------     -------------
other obligations or commitments, whether written or oral (collectively "Contracts"), to which either or both of the Companies is a party or by which it or its property is bound, including (i) contracts with employees, agents, independent contractors, consultants, advisors, salespersons or sales representatives not cancelable at will without cost or other liability by reason of such termination; (ii) contracts with customers; (iii) contracts with suppliers or manufacturers of products sold by the Companies in the ordinary course of business; (iv) bonus, deferred or incentive compensation, group insurance or other employee benefit plans; (v) collective bargaining contracts;
(vi) leases as lessor or lessee; (vii) advertising or public relations contracts; (viii) conditional sales contracts, security agreements, pledge agreements, trust receipts or any other agreements or arrangements whereby any of the assets of the Companies are subject to a lien, encumbrance, charge or other restriction; (ix) mortgages, indentures, notes or other instruments for or relating to any borrowing of money or the extension of credit or the deferred purchase of property; (x) guarantees of any obligations for the borrowing of money or otherwise, or any other agreements of guarantee or indemnification (other than endorsements made for collection in the ordinary course of business); (xi) agreements or arrangements for the purchase or sale of any assets other than in the ordinary course of business; (xii) continuing contracts for future purchase of materials, supplies or equipment; (xiii) agreements, contracts or commitments relating to the issuance of any securities; (xiv) agreements, contracts or commitments relating to the acquisition of assets, capital stock or ownership interests of any business enterprise; (xv) agreements, contracts, or commitments with any officer, director or Shareholder of the Companies; (xvi) contracts restricting doing business in any areas or in any way limiting competition; and (xvii) any other contracts (other than contracts entered into in the ordinary course of business) to be performed in whole or in part more than 30 days from the date hereof calling for aggregate payments by the Companies in excess of $3,000 per month and which are not terminable without cost or liability on 30-days' notice. Except as set forth on Schedule 3.15, none of the Contracts have been amended or modified.  Each of
   -------------
the Contracts is in full force and effect and is enforceable in accordance with its terms. Neither the Companies nor, to the best of the Companies' and the Shareholders' knowledge, the other parties thereto are in material breach or default under any such Contracts and no event has occurred which with notice or lapse of time, or both, could constitute a material breach or default under any such Contract or could accelerate any obligation or create any lien or encumbrance under any such Contract. The Companies has not assigned any of its interest in the Contracts. No claim has been asserted or, to the best of the Companies' and the Shareholders' knowledge, exists that is adverse to the rights of the Companies under any of the Contracts.

    3.16    Insurance.  Schedule 3.16 to this Agreement contains a true and
            ---------   -------------
complete list of all life, fire, casualty, liability and all other insurance policies maintained by the Companies, all of which are in full force and effect in the amounts provided therein. To the best of the Companies' and the Shareholders' knowledge, there is no threat by any of the insurers to terminate or materially increase the premiums payable under any such insurance policies due to the activities or loss experience of the

Companies, and each of the Companies is in compliance in all respects with the conditions contained in such policies. Such policies cover the property and assets of the Companies in amounts and against losses and risks such as are generally maintained for comparably situated businesses.

    3.17    Litigation.  Except as set forth on Schedule 3.17 to this Agreement,
            ----------                          -------------
there is no suit, action or legal, administrative, arbitration or other proceeding pending, filed or initiated by, against or affecting the Companies or its properties, and neither the Companies nor any Shareholder knows of any suit, action or legal, administrative, arbitration or other proceeding threatened by, against or affecting the Companies or their properties or, with respect to matters arising out of the Business, pending or threatened by, against or affecting the Shareholders or any of the Companies' officers or directors. Neither the Companies nor any Shareholder knows of any event or circumstance which could form the basis of any such suit, action, proceeding or investigation.

    3.18    Compliance with Law and Other Instruments.  The business and
            -----------------------------------------
operations of the Companies have been and are being conducted in accordance with all applicable laws, statutes, ordinances, rules and regulations of all authorities (including, without limitation, those relating to business conduct, public health and safety, occupational health and safety and the environment). Neither of the Companies is in violation or breach of, or in default under, any term or provision of its Articles of Incorporation or its Bylaws or of any order, judgment, writ, injunction, decree, license or permit of any court or any governmental or regulatory authority or of any indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other agreement or arrangement, or subject to any restriction of any kind or character, which might materially and adversely affect the Companies or their properties, business or prospects. Neither the execution and delivery of this Agreement or the other agreements to be entered into by the Companies and/or any Shareholder pursuant to this Agreement, nor the consummation of the transactions contemplated by this Agreement and such other agreements, will conflict with, or result in a violation or breach of, or constitute a default under, any term or provision of the Companies' Certificate of Incorporation or Bylaws or any order, judgment, writ, injunction, decree, license, permit, law, statute, ordinance, rule or regulation of any court or any governmental or regulatory authority or any indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other agreement or arrangement to which the Companies or any Shareholder is a party or by which they or their properties are bound.

    3.19    Conflicts of Interest.  Except as set forth on Schedule 3.19 to this
            ---------------------                          -------------
Agreement, no Shareholder or any entity controlled by any Shareholder or, to the best of the Companies' and the Shareholders' knowledge, no director, officer or employee of the Companies or any relative of a Shareholder (i) owns, directly or indirectly, any interest in excess of 5% in, or is an employee or representative of or consultant to, any corporation, firm, association or other business entity or organization which is, or is engaged in business as, a competitor, customer or supplier of the Companies; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Companies is using or the use of which is necessary for the conduct of the Business (including, without limitation, any inventory, buildings, machinery or equipment); or (iii) has any cause of action or other claim whatsoever against or owes any amount to the Companies. Altif has disclosed to Buyer that he owns more than five percent (5%) of the capital stock of Floriana Pasta Company, to which ownership Buyer hereby consents provided Altif remains a passive investor in such company.

    3.20    Licenses and Permits.  Schedule 3.20 to this Agreement contains a
            --------------------
true and complete list of all licenses, permits, orders, approvals and other authorizations issued to the Companies and its employees, which are in full force and effect and which in any way relate to the Business. The Companies and its employees or agents have all licenses, permits, orders, approvals and other authorizations required for the conduct of the Business as presently conducted and, to the best of the Companies' and the Shareholders' knowledge, no suspension or cancellation of any of them is threatened. The Shareholders hereby agree to reasonably cooperate with Buyer in transferring the USDA permit and any other licenses or permits which require signatures or other evidence of the Shareholders' agreement to such transfer after the Closing Date.

    3.21    Benefit Plans.
            -------------

            (a)    Schedule 3.21 to this Agreement contains a true and complete
                   -------------
list of all group insurance programs and other benefit plans provided for the Companies' employees. Except as disclosed in Schedule 3.21, neither of the
                                              -------------
Companies has any Employee Plans. For purposes of this Section, the term "Employee Plan" includes all present (including those terminated or transferred within the past two years) plans involving the Companies providing any benefits to any current or former employee of the Companies which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing and stock bonus plans and includes any Employee Plan that is a multi-employer plan as defined in Section 3(37) of ERISA.

            (b) Neither the Companies nor any other person or entity which together with the Companies would be considered a single employer under Section 4001(b)(1) of ERISA is or has been a party to or has any employees who are covered by any multiemployer plan as defined in Section 3(37) of ERISA.

            (c) Each Employee Plan is now, and has always been, established, maintained and operated in all material respects in accordance with all applicable laws (including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, and regulations thereunder) and in accordance with the plan documents. All communications with respect to any Employee Plan by any person acting or purporting to act on behalf of the Companies (including but limited to the members of any plan committee, all plan fiduciaries, plan administrators, the Companies and the Companies' employees) accurately reflect, and have always accurately reflected, in all material respects the documents and operations of any Employee Plan. There is no unfunded liability for vested or nonvested benefits under any Employee Plan. All material reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and are accurate. There is no pending or, to the best knowledge of the Companies and the Shareholders, threatened litigation or arbitration concerning or involving any Employee Plan by any employee of the Companies covered under such Employee Plan.

          (d) No complaints by any governmental entity have been filed or, to the best of the Companies' and the Shareholders' knowledge, have been threatened with respect to any Employee

Plan. To the best of the Companies' and the Shareholders' knowledge, no complaints by an employee have been filed or are threatened to be filed with respect to any Employee Plan.

     3.22   Brokerage and Finders' Fees.  Neither the Companies nor any
            ---------------------------
Shareholder has incurred any liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Agreement.

     3.23 Suppliers and Customers.  No single supplier or customer listed on
          -----------------------
Schedule 3.23, nor any supplier who is a material source of supply of any goods
-------------
essential to the Business, has (i) canceled or otherwise terminated, or made any threat to cancel or otherwise terminate, its relationship with the Companies or
(ii) materially decreased its sale of services or supplies to the Companies or its purchase of products therefrom or made any threat with respect thereto.
Schedule 3.23 contains a true and complete list of the principal customers and
-------------
suppliers of the Companies.

     3.24   Bank and Financial Accounts.  Schedule 3.24 is a true and complete
            ---------------------------   -------------
list of all names and locations of all banks and other financial institutions at which the Companies maintains accounts, the account number of each such account, and the names of all persons authorized to make withdrawals therefrom.

     3.25   Powers of Attorney.  Except as set forth on Schedule 3.25, there are
            ------------------                          -------------
no persons holding a power of attorney on behalf of the Companies.

     3.26   Officers and Directors.  The officers and directors of the Companies
            ----------------------
are as set forth on Schedule 3.26 to this Agreement.
                    -------------

     3.27   Hazardous Materials.  During any period in which either of the
            -------------------
Companies has owned, leased, rented or occupied any real property (the "Real Property") and, to the best of the Companies' and the Shareholders' knowledge, during any period prior to the period in which the Companies has owned, leased, rented or occupied the Real Property, there has been no storage, use, manufacture, generation, disposal, treatment or release of any Hazardous Materials (as defined below) on, under or about the Real Property or transport of Hazardous Materials to or from the Real Property. For the purposes of this Section, the term "Hazardous Materials" shall mean flammable explosives, radioactive materials, hazardous wastes, toxic substances or any other materials which are included within the definition of "hazardous materials", "hazardous substances", "hazardous wastes", or "toxic substances", under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
(42 U.S.C. (S)(S) 9601 et seq.) or any other federal, state and local laws or
                       -- ---
ordinances pertaining to industrial hygiene, soil and ground water or environmental conditions, including, without limitation, asbestos in any form and urea formaldehyde insulation. The use of the Real Property is in compliance with all local, state and federal statutes, laws, ordinances, rules and regulations regarding Hazardous Materials. Without limiting the generality of the foregoing, neither any of the Shareholders nor the Companies has, with respect to the Real Property:

     (a) Received any notice from the Environmental Protection Agency, the Occupational Safety and Health Agency, or any other federal, state or local governmental or regulatory agency or regional office with responsibility for health, environmental protection, waste disposal, toxic materials, underground tanks, water quality, sanitation, public works or industrial hygiene of any violation or potential violation of any applicable federal, state or local statutes, laws, rules, ordinances or regulations relating to any Hazardous Materials; or

     (b) Been the subject of an enforcement, cleanup, removal, closure, quarantine or other governmental or regulatory action instituted, completed or, to the best of the Companies' and the Shareholders' knowledge threatened, with respect to any Hazardous Materials; or

     (c) Received or, to the best of the Companies' and the Shareholders' knowledge, been threatened with a claim by a third party against the Companies or its assets relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; or

     (d) Imposed or had imposed on the Real Property, at any time for any period of time, a condition to or restriction on the use, ownership, occupancy or transferability of the Real Property or any part thereof, including, without limitation, a closure or limitation of access, due to the use, manufacture, storage, disposal or transport of Hazardous Materials on, under, about or across the Real Property; or

     (e) Conducted, or learned of the conduct by a third person or governmental body of, any environmental audit or other investigation into the presence or condition of Hazardous Materials on, under, about, neighboring or affecting the Real Property, which audit or investigation concluded, directly or indirectly, that there existed actual or potential liability or obligation under any of the laws, regulations or ordinances regarding Hazardous Materials to remove, repair, clean-up, detoxify, quarantine, or otherwise remedy a condition involving Hazardous Materials on the Real Property; or

     (f) Received any information regarding any of the properties bordering or surrounding the Real Property, or any of the properties containing water or other materials used in connection with the Business, that any of the events described in items (a) through (e) has occurred with respect to those properties.

     3.28   Full Disclosure.  At the date of this Agreement the Companies and
            ---------------
the Shareholders have, and at the Closing Date the Companies and the Shareholders will have, disclosed to Buyer all material events, conditions and facts known to the Companies and/or either Shareholder which affect the Business, operations and prospects of the Companies and which are reasonably required for Buyer to evaluate the acquisition of the Purchased Assets and the related assumption of the Assumed Liabilities. No representations or warranties by the Companies or either Shareholder contained in this Agreement or in any document, statement, certificate, exhibit, report or schedule furnished or to be furnished hereunder contain or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement and facts contained therein not misleading.

     4.     REPRESENTATIONS AND WARRANTIES OF BUYER.
            ---------------------------------------

     Buyer represents and warrants to the Companies and the Shareholders as follows:

     4.1    Organization and Standing.  Buyer is a corporation duly organized,
            -------------------------
validly existing and in good standing under the laws of the State of California, with full power and authority (corporate and other) to carry on its business and to enter into and carry out the terms of this Agreement.

     4.2    Authority to Enter Agreement; Enforceability.  Except for the
            --------------------------------------------
requirement that the terms and conditions of this Agreement and the other agreements to be entered into by Buyer in connection with the consummation of this Agreement be approved by Buyer's Board of Directors, which approval has not yet been obtained, (i) Buyer has the right, power and authority to enter into and to carry out the terms of this Agreement and such other agreements, without obtaining the approval or consent of any other party or authority, and (ii) this Agreement and such other agreements constitute the legal, valid and binding agreements of Buyer, enforceable against it in accordance with their respective terms.

     4.3    Compliance with Law and Other Instruments.  Except for the
            -----------------------------------------
requirement that the terms and conditions of this Agreement and the other agreements to be entered into by Buyer in connection with the consummation of this Agreement be approved by Buyer's Board of Directors, which approval has not yet been obtained, neither the execution and delivery of this Agreement or such other agreements, nor the consummation of the transactions contemplated by this Agreement and such other agreements, will conflict with, or result in a violation or breach of, or constitute a default under, any term or provision of Buyer's Articles of Incorporation or Bylaws or any order, judgment, writ, injunction, decree, license, permit, law, statute ordinance, rule or regulation of any court or any governmental or regulatory authority or any indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other agreement or arrangement to which Buyer is a party or by which it or its properties are bound.

     4.4    Brokerage and Finders' Fees.  Buyer has not incurred any liability
            ---------------------------
to any broker, finder or agent for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Agreement.

     5.     COVENANTS OF THE PARTIES.
            ------------------------

     5.1    Operation of the Business of the Companies.  During the period from
            ------------------------------------------
and after the date of this Agreement and until the Closing Date, the Companies and the Shareholders covenant and agree that, unless they obtain Buyer's prior written consent to the contrary, or except as specifically authorized in this Agreement, the Companies shall, and the Shareholders shall cause the Companies to,:

     (a) make, amend and terminate contracts only in the ordinary course of business;

     (b) refrain from suffering or refrain from creating any security interest, encumbrance or restriction on its properties or assets, except in the ordinary course of business consistent with past practices;

     (c) refrain from disposing of any of its properties or assets, except in the ordinary course of business consistent with past practices;

     (d) refrain from entering into or becoming a party to any employment, consulting or sales representation agreement, except in the ordinary course of business consistent with past practices;

     (e) refrain from increasing the rate of compensation paid or payable by it to any of its officers, directors, employees, agents, independent contractors or consultants, except pursuant to existing contractual obligations, and from making loans or advances to officers, directors, agents, employees, independent contractors, consultants or the Shareholders, or any member of the families of any of them, except for advances for reasonable business expenses in accordance with past practices;

     (f) refrain from paying or agreeing to pay any bonus, extra compensation, pension or severance pay under any pension plan or otherwise, except pursuant to existing contractual obligations;

     (g) maintain its books accounts and records in the usual, regular and ordinary manner and in compliance with all applicable laws;

     (h) meet its obligations under all contracts and not become in default thereunder;

     (i) maintain all of its assets in good repair, order and condition, ordinary wear and tear excepted;

     (j) refrain from granting or committing to grant any options, warrants, conversion or other rights to subscribe, purchase or otherwise acquire any shares of stock of the Companies or other ownership interest of the Companies or issuing or committing to issue any stock of the Companies or other securities convertible into shares of the stock of the Companies or other ownership interest;

     (a) not declare, set aside, or pay any dividend or distribution with respect to the stock or other ownership interest of the Companies;

     (b) not directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any stock or other ownership interest of the Companies;

     (c)  refrain from changing its Certificate of Incorporation or Bylaws;

     (d) refrain from borrowing or agreeing to borrow any funds other than under existing banking relationships, in the ordinary course of business consistent with past practices;

     (e) refrain from guaranteeing or agreeing to guarantee the obligations of others;

     (f) refrain from waiving or committing to waive any rights of substantial value except for good and valuable consideration;

     (g) refrain from cancelling or materially amending any insurance policy except in exchange for a new policy with at least the same coverage;

     (h) refrain from entering into any transaction which would in any significant respect change the character of the business conducted by the Companies; and

     (i) operate in such manner as to assure that the representations and warranties of the Companies and the Shareholders set forth in this Agreement will be true, correct and complete on and as of the Closing Date.

     5.2    Access to Information and Records.  Each of the Companies covenants
            ---------------------------------
and agrees, and the Shareholders covenant and agree to cause the Companies, to give Buyer and its counsel, accountants and other representatives (collectively, "Buyer's Representatives") full access, during normal business hours, throughout the period prior to the Closing Date, to all of the Companies' assets, properties, contracts, commitments, books and records, and to cause the Companies to furnish Buyer and Buyer's Representatives during such period with all information concerning its affairs as they reasonably may request. No investigation or inquiry made by Buyer or Buyer's Representatives hereunder shall in any way affect or lessen the representations and warranties made by the Companies and the Shareholders under this Agreement.

     5.3    Best Efforts; Further Assurances.  Each party to this Agreement
            --------------------------------
shall use his or its best efforts to cause the satisfaction of all conditions to the consummation of this Agreement which are in the control of such party and to cooperate as necessary in the satisfaction of all other conditions to the consummation of this Agreement. Each party hereto will, from time to time after the execution and consummation of this Agreement, execute and deliver such instruments, documents and assurances and take such further actions as the other parties may reasonably request to carry out the purpose and intent of this Agreement.

     5.4    Publicity.  All notices to third parties and all other publicity
            ---------
concerning this Agreement and the transactions contemplated by this Agreement shall be jointly planned and coordinated between Buyer, on the one hand, and the Companies and the Shareholders, on the other hand. No party shall make a unilateral press release or public announcement in this regard without the prior written approval of the other parties except as may be required by law. The Confidentiality Agreement previously entered into by the parties shall remain in effect up through the Closing.

     5.5    Trade Secrets, Non-Competition, Etc.  As a material inducement to
            -----------------------------------
Buyer to enter into and consummate this Agreement, the Companies and the Shareholders agree that, after the Closing Date:

            (a)    Trade Secrets.  The Companies and the Shareholders shall not,
                   -------------
without the prior written consent of Buyer, except as may be required by law, governmental rules and regulations or litigation between the parties, disclose or use, in any way, any confidential business or technical information or trade secret of the Companies, whether or not conceived of or prepared by the Companies or either Shareholder (the "Trade Secrets"), including without limitation any information concerning any procedures, operations, investments, techniques, data, compilations of information, records, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, customers, salaries, pricing, profits, plans for future development, and the identity, requirements, preferences, practices and methods of doing business of specific parties with whom the Companies transacts business, and all other information which is related to any service or business of the Companies; all of which Trade Secrets will be the exclusive and valuable property of Buyer.

            (b)    Tangible Items.  All customer lists, patents, copyrights,
                   --------------
trademarks, trade names, files, records, documents, drawings, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data, calculations, recordings, catalogues, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing and all physical items related to the business of the Companies, other than a merely personal item, whether of a public nature or not, and whether prepared by the Companies or either Shareholder or not, are and shall be the exclusive property of Buyer and shall not be removed from the premises of Buyer, without the prior written consent of Buyer.

            (c)    Solicitation of Customers.  During the period commencing on
                   -------------------------
the Closing Date and ending four years from that date (such period not to include any period of violation hereof by the Companies or a Shareholder or period which is required for litigation to enforce this Section 5.5(c)), neither the Companies nor either Shareholder shall directly or indirectly, either for its or his own benefit or purposes or for the benefit or purposes of any other person, solicit, call on, interfere with, accept any business from, attempt to divert or entice away any person or firm who was or is a customer of the Companies prior to or on the Closing Date or is a customer of Buyer after the Closing Date, if such business involves the wholesale distribution of food or related equipment or supplies.

            (d)    Solicitation of Employees.  During the period commencing on
                   -------------------------
the Closing Date and ending four years from that date (such period not to include any period of violation hereof by the Companies or a Shareholder or period which is required for litigation to enforce this Section 5.5(d)), neither the Companies nor either Shareholder shall directly or indirectly, employ or offer to employ, call on, solicit, interfere with, attempt to direct or entice away any prior or existing employee or independent contractor of the Companies in any capacity if that person possesses or has knowledge of any Trade Secrets.

            (e)    Noncompetition.
                   --------------

                   (i) As used herein, the term "Competitive Activity" shall mean any participation in, assistance of business from, engagement in business with, or assistance, promotion or organization of, any person, partnership, corporation, firm, association or other business organization, entity or enterprise by the Companies or either Shareholder which, directly or indirectly, is engaged in, or hereinafter engages in the wholesale distribution of food or related equipment or supplies.

                   (ii) During the period commencing on the Closing Date and ending on four years from that date (any such period not to include any period of violation hereof by the Companies or either Shareholder or period which is required for litigation to enforce this Section 5.5(e)), neither the Companies nor either Shareholder shall engage in any Competitive Activity in any of the following geographic areas:

                   (A)    the State of Florida;

                   (B)    Aruba;

                   (C)    St. Maarten/St. Martin;

                   (D)    Nevis;

                   (E)    St. Croix;

                   (F)    Trinidad/Tobago;

                   (G)    Turks/Caicos;

                   (H)    Grenada;

                   (I)    Peru;

                   (J)    El Salvador;

                   (K)    Barbados;

                   (L)    Belize;

                   (M)    Curacao;

                   (N)    St. Eustatius;

                   (O)    Antigua;

                   (P)    British Virgin Island;

                   (Q)    Grand Cayman;

                   (R)    Mexico-Cancun;

                   (S)    Colombia;

                   (T)    Nicaragua;

                   (U)    Honduras;

                   (V)    Dominican Republic;

                   (W)    Ecuador;

                   (X)    Bonaire;

                   (Y)    St. Kitts;

                   (Z)    St. Thomas;

                   (AA)   Jamaica;

                   (BB)   Bahamas;

                   (CC)   Anguilla;

                   (DD)   Venezuela;

                   (EE)   Costa Rica; and

                   (FF)   Guatemala.

          (f)      Exception for Employment Agreements.  A Shareholder shall
                   -----------------------------------
not be deemed to be in breach of his obligations under this Section 5.5, to the extent that he is performing his duties and obligations to Buyer pursuant to an Employment Agreement (as defined below).

          (g)      Injunctive Relief.  The Companies and the Shareholders hereby
                   -----------------
acknowledge and agree that it would be difficult to fully compensate Buyer for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that Buyer, without being required to post any bond, shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions. This provision with respect to injunctive relief shall not, however, diminish the right of Buyer to claim and recover damages.

     5.6  Repayment of Certain Assumed Loans. Immediately following the Closing,
          ----------------------------------
Buyer shall assume the note payable listed on Schedule 1.3(b) hereto.
                                              ---------------

     6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.
          ---------------------------------------------------

     Buyer's obligation to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Buyer in writing):

     6.1  Representation and Warranties.  All representations and warranties of
          -----------------------------
the Companies and the Shareholders contained in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by either Shareholder or the Companies pursuant this Agreement, shall be true, correct and complete as of the Closing Date as if made at and as of such date.

     6.2  Covenants.  The Companies and the Shareholders shall have performed
          ---------
and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by them on or prior to the Closing Date.

     6.3  Certificates.
          ------------

          (a) On the Closing Date, each of the Companies shall have furnished to Buyer a certificate dated the Closing Date signed by an officer of the Companies to effect that (i) all of its representations and warranties contained in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by it pursuant to this Agreement, remain true, correct and complete as of the Closing Date as if made at and as of such date; and (ii) it has performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

          (b) On the Closing Date, each Shareholder shall have furnished Buyer with a certificate dated the Closing Date signed by him to the effect that
(i) all the representations and warranties of the Companies and the Shareholders contained in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by that Shareholder or the Companies pursuant to this Agreement, remain true, correct and complete as of the Closing Date as if made at and as of such date; and (ii) the Companies and the Shareholder have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it or him on or prior to the Closing Date.

     6.4  Material Errors.  Buyer shall not have discovered any material error,
          ---------------
misstatement or omission in any of the representations or warranties made by either of the Companies and the Shareholders in this Agreement, or any certificate, schedule, exhibit, statement, report or other documents delivered or furnished by either Shareholder or the Companies pursuant to this Agreement; or (ii) fail-ure on the part of either of the Companies or either Shareholder to perform or satisfy any covenants or conditions required to be performed or satisfied by it or him under this Agreement.

     6.5  Absence of Litigation.  No action or proceeding shall have been
          ---------------------
instituted or threatened prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority, the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder or under the other agreements to be entered into in connection with this Agreement or which could have a material adverse effect on either of the Companies or its properties, Business or prospects.

     6.6  Absence of Damage to Property.  The tangible and real properties of
          -----------------------------
the Companies shall not have suffered any substantial damage or destruction, whether by fire or otherwise, and whether or not covered by insurance, which could have a material adverse effect on either of the Companies or its properties, Business or prospects.

     6.7  Consents.  The Companies and the Shareholders shall have obtained the
          --------
consent or approval of each person whose consent to or approval of the transactions contemplated by this Agreement or the other agreements to be entered into in connection with this Agreement is required in order to consummate this such other agreements or to continue the operation of the Business as it is currently conducted. Such consents and approvals shall include, without limitation, the consent of the Companies' current landlord and the consents of the Shareholders' spouses, if any, in regard to their community property rights, in forms satisfactory to Buyer and its counsel.

     6.8  Governmental Approvals.  The Companies shall have obtained all
          ----------------------
consents and approvals of all governmental agencies that are necessary to permit the consummation of the transactions contemplated by this Agreement, the other agreements to be entered into in connection with this Agreement and the operation of the Business as it is currently conducted.

     6.9  Execution of Employment Agreement.  Altif shall have executed and
          ---------------------------------
delivered to Buyer, an employment agreement in the form attached as Exhibit C to
                                                                    ---------
this Agreement (an "Employment Agreement").

     6.10 Intentionally Omitted.
          ---------------------

     6.11 Intentionally Omitted.
          ---------------------

     6.12 Opinion of Counsel.  The Companies and the Shareholders shall have
          ------------------
furnished Buyer with the opinion of Stewart Gilman, Esq., dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel, covering the matters specified in Exhibit D to this Agreement.
                                  ---------

     6.13 Due Diligence Review.  On or prior to the Closing Date, Buyer and
          --------------------
Buyer's representatives shall have completed their due diligence review of the Companies, to their complete satisfaction.

     6.14 Board Approval.  Buyer's Board of Directors, and the Board of
          --------------
Directors of Buyer's indirect parent corporation, Smart & Final Inc., shall have approved of the terms and conditions of this Agreement and the other agreements to be entered into in connection with this Agreement.

     6.15 Corporate Name Change.  The Companies and the Shareholders shall have
          ---------------------
furnished to Buyer an amendment to the Companies' Articles of Incorporation, in form acceptable for filing with the Florida Secretary of State, changing the Companies' corporate names to names that are, in the reasonable opinion of Buyer and Buyer's counsel, not substantially similar to "Orlando Foodservice, Inc." or "Capricorn Foods of Central Florida, Inc.".

     6.16 Approval of Documentation.  The form and substance of all opinions,
          -------------------------
certificates, instruments of transfer and other documents to be furnished by the Companies and the Shareholders and their counsel under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

     7.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANIES AND THE
          ----------------------------------------------------------------
SHAREHOLDERS TO CLOSE.
---------------------

     The obligations of the Companies and the Shareholders to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part in writing by all of the Companies and the Shareholders):

     7.1  Representations and Warranties.  All representations and warranties of
          ------------------------------
Buyer contained in this Agreement shall be true, correct and complete as of the Closing Date as if made at and as of such date.

     7.2  Covenants.  Buyer shall have performed and satisfied all covenants and
          ---------
conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

     7.3  Buyer' Certificate.  On the Closing Date, Buyer shall have furnished
          ------------------
to the Companies and the Shareholders a certificate dated the Closing Date signed by an officer of Buyer, to the effect that (i) all of its representations and warranties contained in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by it pursuant to this Agreement, remain true, correct and complete as of the Closing Date as if made at and as of such date; and (ii) it has performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

     7.4  Material Errors, Etc.  The Shareholders shall not have discovered any
          --------------------
material (i) error, misstatement or omission in any of the representations or warranties made by Buyer in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by Buyer pursuant to this Agreement; or (ii) failure on the part of Buyer to perform or satisfy any covenants or conditions required to be performed or satisfied by it hereunder.

     7.5  Absence of Litigation.  No action or proceeding shall have been
          ---------------------
instituted prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority, the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder or under the other agreements to be entered into in connection with this Agreement.

     7.6  Opinion of Counsel.  Buyer shall have furnished the Shareholders with
          ------------------
the opinion of Donald G. Alvarado, dated the Closing Date, in form and substance reasonably satisfactory to the Companies, the Shareholders and their counsel, covering the matters specified in Exhibit E to this Agreement.
                                  ---------

     7.7  Approval of Documentation.  The form and substance of all opinions,
          -------------------------
certificates and other documents to be delivered by Buyer and its counsel under this Agreement shall be satisfactory in all reasonable respects to the Companies, the Shareholders and their counsel.

     8.   TERMINATION AND ABANDONMENT.
          ---------------------------

     8.1  Termination.  This Agreement may be terminated on or before the
          -----------
Closing Date without liability on the part of any party exercising such right of termination:

     (a)  by the mutual consent of Buyer, the Companies and the Shareholders;

     (b)  by Buyer, with or without cause, on or prior to the Closing Date;

     (c) by any party hereto that is not in default hereunder at anytime on or prior to the Closing Date if, at the time of the notice of such termination is given, the transactions contemplated by this Agreement shall not have been effected; provided that for this purpose the Companies and the Shareholders shall be deemed one party and such termination by the Companies and the Shareholders may only be made by all of them; or

     (d) by any party hereto if there has been a material misrepresentation or breach on the part of the other party of the warranties of such other party as set forth in this Agreement or made pursuant hereto, or if there has been any material failure on the part of the other party to perform its obligations or comply with the covenants under this Agreement; provided that for this purpose the Companies and the Shareholders shall be deemed one party and such termination by the Companies and the Shareholders may only be made by all of them.

     8.2  Procedure and Effect of Termination.  In the event of termination and
          -----------------------------------
abandonment by Buyer, as one party, or by the Companies and the Shareholders, as the other party, or by both parties pursuant to Section 8.1 above, written notice thereof shall be given to the other party and this Agreement shall terminate and be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided in Sections 8.1(a) or 8.1(b) above or because a condition to a party's obligation to consummate the transactions contemplated by this Agreement has not been satisfied by the Closing Date, and the other party is not in default, no party hereto shall have any liability or further obligations to any other party to this Agreement; provided, however, that the existing Confidentiality Agreement between the parties shall survive any termination hereunder.

     9.   SURVIVAL AND INDEMNIFICATION.
          ----------------------------

     9.1  Survival of Representations, Warranties and Covenants.  All
          ------------------------------------------- ---------
representations, warranties and agreements made by Buyer, the Companies and the Shareholders in this Agreement (including statements contained in any schedule, certificate, exhibit, statement, report or other document delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the execution, delivery and performance of this Agreement and any investigations, inspections, examinations, or audits made by or on behalf of the parties. All such representations and warranties shall remain in full force and effect until the expiration of the applicable statute of limitations, unless specific claims shall have been made in writing, or an action at law or in equity shall have been commenced or filed, in good faith, on or prior to such anniversary dates. Nothing in this Section 9.1 shall affect the obligations and indemnities of the parties with respect to the covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.

     9.2  Indemnification.
          ---------------

          (a) The Companies and the Shareholders, jointly and severally, agree to indemnify Buyer and hold it harmless against and in respect of any and all claims, losses, expenses, obligations and liabilities, including court costs and reasonable attorneys' fees associated therewith, which arise or result from or are incident or related to (i) the inaccuracy of any representation or breach of any warranty of the Companies or either Shareholder, or (ii) any default or failure of the Companies' or either Shareholder's commitments or obligations under this Agreement, or (iii) by reason of any act or omission of the Companies or either Shareholder which constitutes a breach or default under this Agreement, or (iv) the noncompliance with any applicable bulk transfer or similar laws, or (v) the Excluded Liabilities. The Companies and each Shareholder shall reimburse Buyer on demand for any payment made or loss suffered by Buyer at any time after the execution of this Agreement, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect of any damages to which the foregoing indemnity relates. Notwithstanding the foregoing, Buyer shall have the right, but shall not be required, to offset or reduce the amount of any and all payments made as part of the Purchase Price by the amount of any such payment or loss. Any such offset or reduction shall not be deemed a waiver of any right or remedy which Buyer may have either under this Agreement or otherwise. Consummation of the transaction contemplated under this Agreement shall not be deemed or construed to be a waiver of any right or remedy of Buyer, nor shall this Section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by Buyer.

          (b) Buyer agrees to indemnify the Companies and the Shareholders and hold them harmless against and in respect of any and all damages, claims, losses, expenses, costs, obligations and liabilities, including court costs and reasonable attorneys' fees, which arise or result from or are incident or related to (i) the inaccuracy of any representation or breach of any warranty of Buyer, or (ii) any default of the commitments or obligations of Buyer under this Agreement, or
(iii) by reason of any act or omission of Buyer which constitutes a breach or default under this Agreement, or (iv) the Assumed Liabilities. Buyer shall reimburse the Companies and the Shareholders on demand for any payment made or loss suffered by them at any time after the execution of the Agreement, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect of any damages to which the foregoing indemnity relates. Consummations of the transaction contemplated under this Agreement shall not be deemed or construed to be a waiver of any right or remedy of the Companies or the Shareholders, nor shall this Section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by them.

          (c) The party indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of the existence of any claim, demand, or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor 30 days (or such shorter period as required by the contingencies of such claim, demand or other matter involving liabilities to third parties) in which to elect to defend the same at its own expense and with counsel its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld); provided that the Indemnitee shall at all times also have the right to fully participate in the defense at its own expense. If the Indemnitor shall, within such 30-day period, fail to defend, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk and expense of the Indemnitor. Notwithstanding the foregoing, if the matter might have an effect on the ongoing Business or the Purchased Assets or Buyer's relationship with customers or suppliers, Buyer shall have first right to defend the same on the basis set forth in the preceding sentence. Except as provided above, the Indemnitee shall not compromise or settle the claim or other matter without the written consent of the Indemnitor, such consent not to be unreasonably withheld. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor may reasonably request; provided that any associated expenses shall be paid by the Indemnitor.

     10.  MISCELLANEOUS.
          -------------

     10.1 Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing, and shall be deemed to have been given if personally delivered or delivered by facsimile transmission or 72 hours after being placed in the United States mail, registered or certified-return receipt requested, postage prepaid, addressed as follows:

               If to the Companies:
                    Orlando Foodservice, Inc.
                    Capricorn Foods of Central Florida, Inc.
                    2540 Shader Road
                    Orlando, FL 32804
                    Facsimile (407) 290-1083

               If to Altif:

                    Michael Altif
                    844 Benchwood Court
                    Winter Springs, FL 32708

               If to Coe:

                    Frederick R. Coe
                    261 Robin Road
                    Altamont Springs, FL 32701

               If to Buyer:

                    American Foodservice Distributors
                    4700 South Boyle Avenue
                    Los Angeles, CA 90058
                    Attn:  Martin A. Lynch
                    Facsimile: (213) 589-2074

               With a copy to:

                    Smart & Final Inc.
                    4700 South Boyle Avenue
                    Los Angeles, CA 90058
                    Attn:  Donald G. Alvarado, Esq.
                    Facsimile: (213) 589-0415

     Each of the parties shall be entitled to specify a different address by giving notice as aforesaid.

     10.2 Entire Agreement.  This Agreement, and the Exhibits and Schedules
          ----------------
hereto, which are incorporated into this Agreement by reference and are made a part hereof, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written.

     10.3 Amendment and Modification.  No supplement, modification, waiver or
          --------------------------
termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.4 Headings.  Section and subsection headings are not to be considered
          --------
part of this Agreement and are included solely for convenience and reference and shall not be held to define, construe or limit the meaning of any provision of this Agreement.

     10.5 Successors and Assigns.  All of the terms, provisions and obligations
          ----------------------
of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights or obligations hereunder shall be assigned, pledged, hypothecated or otherwise transferred by a party without the prior written consent of all other parties, except (i) by operation of law, or (ii) by Buyer to any entity that Buyer controls (provided that such assignment shall not relieve Buyer of its obligations hereunder, if such assignee does not perform such obligations).

     10.6 Governing Law; Venue.  The validity, construction and interpretation
          --------------------
of this Agreement shall be governed by the internal laws of the State of Florida applicable to contracts made and to be performed wholly within that state.

     10.7 Third Parties.  Nothing in this Agreement, expressed or implied, is
          -------------
intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

     10.8 Expenses.  Each party shall bear the expenses (including, without
          --------
limitation, attorneys' fees) incurred by him or it in connection with the negotiation, execution and delivery of this Agreement and the agreements contemplated by this Agreement.

     10.9 Attorneys' Fees.  In the event any party takes legal action to enforce
          ---------------
any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's reasonable expenses, including attorneys' fees for pretrial investigation, at trial, and on appeal, incurred in such action.

     10.10  Counterparts.  This Agreement may be executed simultaneously and in
            ------------
two or more counterparts, each one of which shall be deemed an original, but all
of which shall constitute one and the same instrument.   Facsimile signatures of
this Agreement shall have the same binding effect as original signatures.

     10.11  Joint and Several Obligations.  All of the obligations of the
            -----------------------------
Companies and the Shareholders hereunder shall constitute the joint and several obligations of each of the Companies and each Shareholder.

     10.12  Severable Provisions.  If any of the provisions of this Agreement
            --------------------
may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to be the extent enforceable, shall nevertheless be binding and enforceable. For the purpose of determining the scope of the covenants set forth in Section 5.5(e)(ii) above, each of the subsections thereof shall be considered a separate covenant such that if the geographic scope of any such subsections shall be determined by a court of competent jurisdiction to be excessive and invalid, such subsections shall be severed and the remaining subsections shall be deemed enforceable and remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

                              BUYER:
                              -----

                              AMERICAN FOODSERVICE DISTRIBUTORS, a
                              California corporation

                              By    /s/ Martin A. Lynch
                                    --------------------
                               Its  Executive Vice President & CFO
                                     ------------------------------

                              By    /s/ Donald G. Alvarado
                                    ----------------------
                               Its  Vice President and Secretary
                                    ----------------------------


                              THE COMPANIES:
                              -------------

                              ORLANDO FOODSERVICE, INC., a
                              Florida corporation

                              By    /s/ Michael G. Altif
                                    --------------------
                               Its  President
                                    ---------

                              CAPRICORN FOODS OF CENTRAL FLORIDA,
                              INC., a Florida corporation

                              By    /s/ Michael G. Altif
                                    --------------------
                               Its  President
                                    ---------


                              THE SHAREHOLDERS:
                              ----------------


                              /s/ Michael G. Altif
                              --------------------
                              MICHAEL G. ALTIF


                              /s/ Frederick Coe
                              -----------------
                              FREDERICK COE